EXHIBIT 10.23


                                      BB&T
                                 LOAN AGREEMENT


                                 7680024035-0005
                                 Account Number

This Loan Agreement (the "Agreement") is made this 9th day of February, 2004 by and between BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA, a South Carolina banking corporation ("Bank"), and

     UCI Medical Affiliates, Inc., a Delaware corporation; UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation; UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; Doctor's Care, P.A., a South Carolina corporation; Doctor's Care of Georgia, P.C., a Georgia corporation; and Doctor's Care of Tennessee, P.C., a Tennessee corporation (individually "Borrower" or collectively the "Borrowers") having its chief executive office at 4416 Forest Drive, Columbia, S.C. 29206 .

The Borrower has applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement a loan ("Loan") in the principal amount of $2,750,000.00, for the purpose of refinancing an existing term loan to Borrowers from Heller Financial and paying amounts due from Borrower to the Internal Revenue Service and the South Carolina Department of Revenue. The Loan shall be evidenced by the Borrowers' Promissory Note dated of even date herewith payable in fifty-nine (59) consecutive monthly installments of principle and interest based on a five year amortization with one final payment due at maturity on February 9, 200 9, when the entire principal balance then outstanding plus accrued interest thereon shall be paid in full. The Loan shall bear interest at the rate, set forth in such Note, the terms of which are incorporated herein by reference.

Additional terms, conditions and covenants of this Agreement are described in Schedule DD, or other schedule attached hereto, the terms of which are incorporated herein by reference. The promissory notes evidencing the Other Loan are referred to herein as the "Note(s)" and shall include all extensions, renewals, modifications and substitutions thereof. The Loan shall be secured by the collateral described in the security documents described below.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank's counsel in their sole discretion: Note(s): The Note(s) evidencing the Loan(s) duly executed by the Borrower.
Mortgages(s): The Mortgage(s) of Real Estate in which Borrower, or other owner thereof, shall grant to Bank a mortgage lien on the specified real property and improvements thereon ("Mortgaged Property"). The Mortgage(s) shall be junior to prior lien(s) to BB&T and not to exceed $_____________ in the aggregate. Assignment of Leases and Rents: The Assignment of Leases and Rents in which the Borrower or other owner thereof shall assign to Bank all existing and thereafter arising leases on the Mortgaged Property and the rents and profits therefrom. Title Insurance: A Standard ALTA mortgage policy from a company or companies approved by the Bank, providing coverage for the aggregate principal amount of the Note(s) which are secured by the Mortgage(s) and containing no title exceptions not approved by the Bank and Bank's counsel.
Survey: A certified copy of a recent survey of the Mortgaged Property prepared by a registered land surveyor or civil engineer. Flood Hazard Certification:
Evidence satisfactory to Bank and Bank's counsel as to whether the Mortgaged Property is located within an area identified as having "special flood hazards" as such term is used in the Federal Flood Disaster Protection Act of 1973. Environmental Audit Report: A favorable "Phase I" unedited environmental audit covering the Mortgaged Property from an independent environmental engineering firm satisfactory to Bank which reflects that no hazardous waste, toxic substances, or other hazardous material have contaminated the Mortgaged Property or, if the Mortgaged Property has been so contaminated, that it has been satisfactorily cleaned up in accordance with all Environmental Laws. The Bank shall be fully authorized to discuss all aspects of the audit with the engineering firm.
Security Agreement(s): Security Agreement(s) in which Borrowers and any other owner (a "Debtor") of personal property collateral shall grant to Bank a first priority security interest in the personal property specified therein. (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrowers must fully disclosed to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the Loan.) Control Agreement:
A Control Agreement pertains to Deposit Accounts, Letter-of-Credit Rights and/or Electronic Chattel Paper, as required in connection with the Security Agreement(s). UCC Financing Statements: Acknowledged copies of UCC Financing Statements duly filed in Borrowers' or other owner's state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for the Borrower or other owner, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement(s), unless prior approval has been given by the Bank. Authorization and Certificate: An Authorization and Certificate executed by each Debtor under which such Debtor authorizes Bank to file a UCC Financing Statement describing collateral owned by such Debtor. Lockbox Agreement: Bank's standard form lock box, cash management or account sweep agreements, duly executed by Borrowers; Opinion of Counsel: An opinion of Counsel for the Borrowers satisfactory to the Bank and the Bank's counsel.
 Corporate Resolution: A Corporate Resolution duly adopted by the Board of Directors of each of the Borrowers authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.
Articles of Incorporation: A copy of the Articles of Incorporation and all other charter documents of each Borrower, all filed with and certified by the Secretary of State of the State of the Borrower's incorporation.
 By-Laws: A copy of the By-Laws of each Borrower, certified by the Secretary of the Borrower as to their completeness and accuracy.
 Certificate of Incumbency: A certificate of the Secretary of each Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents.
 Certificate of Existence: A certification of the Secretary of State (or other government authority) of the State of each Borrower's incorporation or organization as to the existence or good standing of the Borrower and its charter documents on file.
Subordination Agreement: Subordination Agreement(s) satisfactory to Bank and Bank's Counsel from the Companion Technologies (and such other parties as may be determined by Bank) subordinating the liens set out in Exhibit A attached hereto and incorporated herein by reference.
Termination Statements: Receipt by Bank of satisfactory evidence of the payment and termination of the liens set out in Exhibit B attached hereto and incorporated herein by reference. Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request. Merchant Services Agreement: Borrower will execute a Merchant Services Contract for BB&T to provide merchant services for a term of not less than five years.

Section 2 Representations and Warranties

The Borrower and Guarantor(s) represent and warrant to Bank that:
2.01 Financial Statements. The balance sheet of the Borrowers and its subsidiaries, if any, and the related Statements of Income and Retained Earnings of the Borrower and its subsidiaries, the accompanying footnotes together with the accountant's opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of the Borrowers and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of the Borrowers and its subsidiaries as stated therein has not changed materially and adversely since the date thereof. Each Guarantor further represents and warrants that all financial statements provided by such Guarantor to Bank concerning such Guarantor's financial condition are true and correct and fairly represent such Guarantor's financial conditions as of the dates thereof.
2.02 Name, Capacity and Standing. The Borrowers' exact legal names are correctly stated in the initial paragraph of the Agreement. If any Borrower and/or any Guarantor is a corporation, general partnership, limited partnership, limited liability partnership, or limited liability company, each warrants and represents that it is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall required such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.
2.03 No violation of Other Agreements. The execution of the Loan Documents, and the performance by the Borrowers, by any and all pledgors (whether the Borrowers or other owners of collateral property securing payment of the Loan (hereinafter sometimes referred to as the "Pledgor") or by the Guarantor(s) thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement, indenture, note, or other instrument binding upon the Borrowers, Pledgor or Guarantor(s), or give cause for the acceleration of any of the respective obligations of the Borrowers or Guarantor(s).
2.04 Authority. All authority from and approval by any federal, state, or local governmental body, commission or agency, necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.
2.05 Asset Ownership. The Borrower and each Guarantor have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of Mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements. In addition, each other owner of collateral has good and marketable title to such collateral, free and clear of any liens, security interests and encumbrances, except as otherwise disclosed to Bank. 2.06 Discharge of Liens and Taxes. The Borrowers and its subsidiaries, if any, and each Guarantor have filed, paid and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.
2.07 Regulation U. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.
2.08 ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Borrower or by any subsidiary of the Borrowers or Guarantor(s) meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue code of 1986, as amended, and no "Reportable Event" nor "Prohibited Transaction" (as defined by ERISA) has occurred with respect to any such plan.
2.09 Litigation. Other than the case of Marion F. McFarland, II, M.D. v. UCI Medical Affiliates of SC, Inc., Doctor's Care, P.A., Blue Cross Blue Shield of South Carolina Case No. 303380810BD filed in the United States District Court, District of South Carolina Columbia Division, there is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrowers of its subsidiaries, if any, or the Guarantor(s), or the ability of the Borrowers of the Guarantor(s), or the ability of the Borrowers or the Guarantor(s) to perform their obligations under the Loan Documents.
2.10 Other Agreements. The representations and warranties made by Borrowers to Bank in the other Loan Documents are true and correct in all respects on the date hereof. 2.11 Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrowers and Guarantors respectively, the execution of such Loan Documents has been duly authorized by the parties thereto, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally.
2.12 Commercial Purpose. The Loan(s) are not "consumer transactions", as defined in the Couth Carolina Uniform Commercial Code, and non the collateral was or will be purchased or held primarily for personal, family or household purposed.

Section 3 Affirmative Covenants

The Borrowers covenant and agree that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, each Borrower shall: 3.01 Maintain Existence and Current Legal Form of Business. (a) Maintain existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and, (c) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required. 3.02 Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.
3.03 Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) including the collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.
3.04 Conduct of Business. Continue to engage in an efficient, prudent and economical manner in a business of the same general type as now conducted. 3.05 Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible(s). The Bank shall be named as loss payee (Long Form) on all policies which apply to the Bank's collateral, and the Borrower shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank. 3.06 Comply with Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.
3.07 Right of Inspection. To the extent permitted by applicable law, permit the officers and authorized agents of the Bank, at any reasonable time or times in the Bank's sole discretion, to examine and make copies of the records and books of account of, to visit the properties of any Borrower, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of any Borrower, and Borrowers' independent accountant as the Bank deems necessary and proper.
3.08     Reporting Requirements.  Furnish to the Bank:
Annual Financial Statement: As soon as available and not more than one hundred twenty (120) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better: Audited.
Notice of Litigation: Promptly after the receipt by any Borrower, or by any Guarantor of which Borrower has knowledge, of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of any Borrower or Guarantor, as appropriate.
         Tax Returns: As soon as available each year, complete copies (including all schedules) of all state and federal tax returns filed by Borrowers.
         Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.
     Other Information: Such other information as the Bank may from time to time reasonably request.
     3.09  Deposit   Accounts.   Maintain   substantially   all  of  its  demand
deposit/operating accounts with the Bank and shall allow Bank an opportunity to present proposals for employee benefit services.
3.10 Affirmative Covenants from other Loan Documents. All affirmative covenants contained in any Security Agreement or other security document executed by the Borrower which are described in paragraph 2 hereof are hereby incorporated by reference herein.
     3.11 Lockbox: All receivables of Borrowers shall be collected through a lockbox.

Section 4 Guarantor(s) Covenants

Each Guarantor covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Guarantor shall: 4.01 Maintain Existence and Current Legal Form of Business. If Guarantor is a corporation, partnership, limited partnership, limited liability partnership or limited liability company, (a) maintain its existence and good standing in the state of its incorporation or organization,
(b) maintain its current legal form of business as shown on the guaranty agreement provided by Guarantor to Bank in connection with the Loan, and (c) without the Bank's prior written consent, change Guarantor's name, or enter into any merger, consolidation, reorganization or exchange of stock, ownership interests or assets, and (d) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.
4.02 Maintain Properties. Not, without the prior written consent of Bank, sell, transfer or otherwise dispose of all or substantially all of Guarantor's properties (tangible and intangible), except in the ordinary course of business.
4.03 Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed or assessed upon Guarantor or upon guarantor's property, and all Environmental Laws.
4.04     Reporting Requirements.  Furnish to the Bank:
         Annual Financial Statement(s): If Guarantor is an individual, a personal financial statement promptly after the anniversary date of the Loan, on form provided by the Bank and in such reasonable detail as the Bank may require; or, if Guarantor is a corporation, general partnership, limited partnership, limited liability partnership or limited liability company, as soon as available and not more than one hundred twenty (120) days after the end of each fiscal year of Guarantor, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in financial position, on form(s) to be provided by the Bank, all in reasonable detail, and all prepared in accordance with GAAP consistently applied; and, such financial statements must be of the following quality or better:
         Notice of Litigation: Promptly after the receipt by Guarantor, or by Borrower of which Guarantor has knowledge, of notice of any action, suit, and proceeding before any court or governmental agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Guarantor or Borrower, as appropriate.
4.05 Transfer of Ownership: Not, without the prior written consent of the Bank:
If Guarantor is a corporation, (a) issue, transfer or sell any new class of stock, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than 10% of the total number of all such issued and outstanding shares as of the date of this agreement; or, if Borrower is a general partnership, limited partnership, limited liability partnership or limited liability company, issue, transfer or sell any interest in Borrower. 4.06 Tax Returns: As soon as available each year, furnish complete copies (including all schedules) of all state and federal tax returns filed by Guarantor.
     4.07 Other Information: Furnish such other information as the Bank may from time to time reasonable request.

Section 5 Financial Covenants

The Borrowers covenant and agree that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, the Borrowers shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:
5.01 Tangible Net Worth. A minimum tangible net worth of not less than $1,000,000.00 for year 2004 and $3,000,000.00 for Year 2005 and increasing by at least the net profit after taxes less approved dividends over the prior fiscal year-end result each fiscal year thereafter. Tangible Net Worth is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.

Section 6 Negative Covenants

The Borrowers covenant and agree that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrowers shall not, without the prior written consent of the
Bank: 6.01 Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to any of Borrower's Properties, or the Properties of any Pledgor securing payment of the Loan, now owned or hereafter acquired, except: (a) Liens and security interests in favor of the Bank; (b) Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained; (c) Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained; (d) Purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.
(e) Liens given to Companion Technologies Corporation which are being simultaneously subordinated to Bank. 6.02 Debt. Create, incur, assume, or suffer to exist any debt, except: (a) Debt to the Bank; (b) Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank; (c) Accounts payable to trade creditors incurred in the ordinary course of business; (d) Debt secured by purchase money security interests as outlined above in Section 6.01 which in the aggregate totals less than $450,000.00 in any fiscal year of the Borrowers.. 6.03 Capital Expenditures. Expenditures for fixed assets in any fiscal year shall not exceed the aggregate the sum of $1,200,000.00. 6.04 Change of Legal Form of Business; Purchase of Assets. Change Borrowers' name or the legal form of Borrowers' business as shown above, whether by merger, consolidation, conversion or otherwise, and Borrower s shall not purchase all or substantially all of the assets or business of any person. 6.05 Leases. Create, incur, assume, or suffer to exist any leases, except: (a) Leases outstanding on the date hereof and showing on the most recent financial statement submitted to the Bank: (b) Leases which do not in the aggregate increase payments more than $50,000.00 in any fiscal year of the Borrowers. 6.06 Dividends or Distributions; Acquisition of Capital Stock or Other Ownership Interests. Declare or pay any dividends or distributions of any kind, or purchase or redeem, retire, or otherwise acquire any of Borrowers' capital stock or other ownership interests, now or hereafter outstanding, in any fiscal year of the Borrowers. 6.07 Salaries. Salaries and any other cash compensation to owners/officers/partners/managers shall be limited as follows: 6.08 Guaranties. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. 6.09 Loans. Make any loans to any Directors, officers, partners, members, shareholders, subsidiaries and affiliates. Any loans currently outstanding shall be and remain subordinate to the Loan. 6.10 Disposition or Acquisition of Assets. Sell, lease, or otherwise dispose of any of its assets or properties except in the ordinary and usual course of its business or purchase, lease or otherwise acquire all or substantially all of the assets of any other entity.. 6.11 Transfer of Ownership. If Borrowers are a corporation, (a) issue, transfer or sell any new class of stock, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than 10% of the total number of all such issued and outstanding shares as of the date of this Agreement. Blue Cross Blue Shield shall maintain its ownership of Borrower, UCI Medical Affiliates, Inc. at 48% or higher. 6.12 Negative covenants from other Loan Documents. All negative covenants contained in any Deed of Trust, Security Agreement, Assignment of Leases or Rents, or other security document executed by the Borrowers which are described in paragraph 2 hereof are hereby incorporated by reference herein.

Section 7 Hazardous Material and Compliance with Environmental Laws

7.01 Investigation. Each Borrower hereby certifies that it has exercised due diligence to ascertain whether its real property, including without limitation the Mortgaged Property, is or has been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials (collectively, "Hazardous Materials"), as defined in applicable Environmental Laws. Each Borrower represents and warrants that there are no such Hazardous Materials contaminating its real property, nor have any such materials been released on or stored on or improperly disposed of on its real property during its ownership, occupancy or operation thereof. Each Borrower hereby agrees that, except in strict compliance with applicable Environmental Laws, it shall not knowingly permit any release, storage or contamination as long as any indebtedness or obligations to Bank under the Loan Documents remains unpaid or unfulfilled. In addition, each Borrower does not have or use any underground storage tanks on any of its real property, including the Mortgaged Property which are not registered with the appropriate Federal and/or state agencies and which are not properly equipped and maintained in accordance with all Environmental Laws. If requested by Bank, each Borrower shall provide Bank with all necessary and reasonable assistance required for purposes of determining the existence of Hazardous Materials on the Mortgaged Property, including allowing Bank access to the Mortgage Property, and access to each Borrower's employees having knowledge of, and to files and records within each Borrower's control relating to the existence, storage, or release of Hazardous Materials on the Mortgaged Property.
7.02 Compliance. Each Borrower agrees to comply with all applicable Environmental Laws, Including, without limitation, all those relating to Hazardous Materials. Each Borrower further agrees to provide Bank, and all appropriate Federal and State authorities, with immediate notice in writing of any release of Hazardous Materials on the Mortgaged property and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release.
7.03 Remedial Action. Bank shall have the right, but not the obligation, to undertake all or any part of such remedial action in the event of a release of Hazardous Materials on the Mortgaged Property and to add any expenditures so made to the principal indebtedness secured by the Mortgage. Borrower agrees to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section 7, or resulting from the recording of the Mortgage.

Section  8 Events of Default

The following shall be "Events of Default" by Borrowers or any Guarantor:
8.01 The failure to make prompt payment of any installment of principal or interest on any of the Note(s) when due or payable. 8.02 Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect.
8.03 Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect. 8.04 Should any Borrower, any Guarantor default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.
8.05 Should any Borrower, any Guarantor or any Pledgor breach any covenant, condition, or agreement made under any of the Loan Documents. 8.06 Should a custodian be appointed for or take possession of any or all of the assets of any Borrower or any Guarantor, or should any Borrower or any Guarantor either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United State Bankruptcy Code, any proceeding to dissolve any Borrower or any Guarantor, any proceeding to have a receiver appointed, or should any Borrower or any Guarantor make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of any Borrower's or any Guarantor's assets, including an action or proceeding to seize any funds on deposit with the Bank and such seizure is not discharged within 30 days.
8.07 Should final judgment for the payment of money be rendered against any Borrower or any Guarantor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.
8.08 Upon the death of, or termination of existence of, or dissolution of, any Borrower, Pledgor or Guarantor. 8.09 Should the Bank in good faith deem itself, its liens and security interest, if any, or any debt thereunder unsafe or insecure, or should the Bank believe in good faith that the prospect of payment of any debt or other performance by any Borrower or any Guarantor is impaired.
8.10 Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.

Section 9 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times: 9.01 Declare the balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower and, each Guarantor, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full; 9.02 Require any Borrower or Guarantor(s) to pledge additional collateral to the Bank from any Borrower's or any Guarantor's assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank's sole discretion; 9.03 Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of any Borrower or any Guarantor under the Loan Documents; 9.04 Exercise any and all other rights and remedies available to the Bank under the terms of the Loan Documents and allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. 9.05 Any obligation of the Bank to advance funds to any Borrower or any other Person under the terms of under the Note(s) and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Section 10 Miscellaneous Provisions

10.01    Definitions.
"Default Rate" shall mean a rate of interest equal to Bank's Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank's sole discretion, to all sums owing, including principal and interest, on such date.
"Environmental Laws" shall mean all federal and state laws and regulations which affect or may affect the Mortgaged Property, including without limitation the Comprehensive Environmental Response, Compensation, and liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic substances Control Act (15 U.S.C. Section 2601 et seq.), the Pollution Control Act (1976 S.C. Code 48-1-10 et seq.), the Erosion and Sediment Reduction Act of 1983 (1976 S.C. Cod 48-18-10 et seq.), the South Carolina Mining Act (1976 S.C. Code 48-19-10 et seq.), as such laws or regulations have been amended or may be amended. "Loan Documents" shall mean this Agreement including any schedule attached hereto, the Note(s), the Deed(s) of Trust, the Mortgage(s), the Security Agreement(s), the Assignment(s) of Leases and Rents, all UCC Financing Statements, the Guaranty Agreement(s), the Lockbox Agreement and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore. "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.
"GAAP" shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time. "Prime Rate" shall mean the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit, and may not necessarily be the Bank's lowest lending rate.
10.02 Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect. 10.03 Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of South Carolina.
10.04 Waiver. Neither the failure nor any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, or shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law. 10.05 Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrowers and Bank.
10.06 Payment Amount Adjustment. In the event that any Loan( s) referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrowers' payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.
10.07 Stamps and Fees. The Borrowers shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and any Borrower and Guarantor agree to indemnify and hold harmless the Bank against any and all liability in respect thereof.
10.08 Attorneys' Fees. In the event the Borrowers or any Pledgor or Guarantor shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrowers to the Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrowers and Guarantors agree to pay the reasonable attorneys' fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank. The Borrowers and Guarantor shall be liable for such attorneys' fees and costs whether or not any suit or proceeding is actually commenced.
10.09 Bank Making Required Payments. In the event Borrowers shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower s are, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments.
10.10 Right of Offset. Any indebtedness owing from Bank to Borrowers may be set off and applied by Bank on any indebtedness or liability of Borrowers to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrowers. Bank my sell participations in or make assignments of any Loan made under this Agreement and each Borrower agrees that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein.
10.11 UCC Authorization. Each Borrower authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank. 10.12 Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) permitted by law.
10.13 Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of any of the Note(s) or Security Agreement(s), the provisions of such Note(s) or Security Agreement(s), as appropriate, shall take priority over any provisions in this Agreement.
10.14 Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to any Vice President of the Bank at its offices in Columbia, South Carolina, and to the Manager of the Borrower at its offices in Columbia, South Carolina when sent by certified mail and return receipt requested.
10.15 Consent to Jurisdiction. Each Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the Superior Court in Richland County, South Carolina, or the United States District Court for South Carolina Richland Division, or in such other appropriate court and venue as Bank may choose in its sole discretion. Each Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrowers may now or hereafter have in any such legal action or proceedings.
10.16 Counterparts. This agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. 10.17 Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.

                         [SIGNATURES ON FOLLOWING PAGE]

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the Bank, Borrowers and Guarantor(s) have caused this Agreement to be duly executed under seal all as of the date first above written.

WITNESS:                                                   UCI MEDICAL AFFILIATES, INC.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:   Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           UCI MEDICAL AFFILIATES OF GEORGIA, INC.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           DOCTOR'S CARE, P.A.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           DOCTOR'S CARE OF GEORGIA, P.C.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           DOCTOR'S CARE OF TENNESSEE, P.C.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary

                             BB&T of South Carolina

                      SCHEDULE "DD" TO BB&T LOAN AGREEMENT

     This Schedule "DD" is an attachment to and a part of the Loan Agreement (the "Loan Agreement") dated February 9, 2004 between Branch Banking and Trust Company of South Carolina ("Bank") and UCI Medical Affiliates, Inc., a Delaware corporation; UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation; UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; Doctor's Care, P.A., a South Carolina corporation; Doctor's Care of Georgia, P.C., a Georgia corporation; and Doctor's Care of Tennessee, P.C., a Tennessee corporation (individually "Borrower" or collectively the "Borrowers").

DD.01. Definitions. In addition to the words and terms defined elsewhere in this Schedule DD, the Loan Agreement and the Uniform Commercial Code of South Carolina and all other jurisdictions in which collateral is located, the following terms shall have the following specified meanings:

(a) Account Debtor. Any Person to whom goods and/or services have been sold by Borrowers and are obligated on an Account.

(b) Accounts. Any account, receivable, contract right, note, draft, instrument, acceptance, chattel paper, lease or other writing or open account which evidence a right to receive payment of any sums due or to become due resulting from the sale of merchandise, and/or the performance of services rendered, or loans made.

(c) Advance Rate. The percentage of the total value of Eligible Accounts the Bank will lend to Borrowers and/or the percentage of the total value of Eligible Inventory the Bank will lend to Borrowers, as set forth in Section DD.02.

(d) Bill and Hold. Those Accounts generated by the sale of goods, for which an invoice has been issued to the buyer, but the goods represented by Accounts remain on the premises of the Borrowers.

(e) Asset-Based Sweep Agreement Service Agreement. That agreement between the Bank and the Borrowers whereby the Borrowers agree that all remittances in payment of Accounts mailed to and received at the Bank lockbox will be applied directly to the outstanding line of credit, as well as other provisions. This agreement is to be read in conjunction with, and is a part of, the Cash Management Services Agreement, the Loan Agreement, and this Schedule DD.

(f) Collateral Loan Value. The aggregate value of the Advance Rate of the Eligible Accounts and/or the Eligible Inventory.

(g) Contra Accounts. Those Accounts subject to offset by any Account Debtor of the Borrowers.

(h) Eligible Account and/or Eligible Inventory. Those Accounts which are not Ineligible Accounts, as defined in Section DD.03 hereof and/or Inventory which is not Ineligible Inventory, as defined in Section DD.04 hereof.

(i) Fees. Those fees which the Borrowers will pay to Bank for the use of Bank's Asset-Based Lending Service, whether or not actual loan obligations exist, and separate and apart from any other fee which the Bank may charge Borrower s, while the Loan Agreement is in force and in effect.

(j) Foreign Accounts. Any Accounts due from any Person located outside the United States or Canada.

(k) Inter-company Accounts. Any Accounts representing monies due for goods sold and/or services rendered, from any Person which owns any stock or other interest in Borrowers, who are employees and/or officers of the Borrowers, or which is an affiliate of the Borrowers.

(l) Ineligible Accounts and/or Ineligible Inventory. Shall have the meanings given in Sections DD.03 and DD.04 hereof.

(m) Inventory. Goods which are held by Borrower for sale or lease, or to be furnished under contract(s) of service. Such inventory shall include finished goods, work-in-process, and raw materials to be used and/or consumed in a business.

(n) Inventory Cap. The maximum loan amount that may be supported by the Eligible Inventory collateral loan value, as set forth in Section DD.02.(b).

(o) Loan Base Report. That report on the Bank's standard form, or in a form acceptable to the Bank, to be prepared by the Borrowers in accordance with the Bank's instructions, and submitted to the Bank by the Borrowers at specified intervals and/or occasions, and detailing pertinent information as regards the Accounts and/or Inventory, including the Total Available Loan Base.

(p) On-Site Asset-Based Lending Collateral Reviews/Examinations. Those examinations of the Borrowers' books and/or records, including the inspection of Inventory, pertaining to the quality and quantity of Borrowers' Accounts and/or Inventory, including standard testing of those books and records, by Bank's representatives, at any time during normal business hours of the Borrowers, on the premises of the Borrower, with or without prior notice by Bank to Borrowers.

(q) Person. Any individual, corporation, general or limited partnership, limited liability company or partnership, trust, unincorporated organization, association, joint venture, or a government agency or political subdivision there of.

(r) Cross Aging Rule. Any Accounts due Borrowers from an Account Debtor which also has 50 % or more of the total aggregate Accounts aged at ninety (90) days or more from the original invoice date shall render Accounts from such Account from Account Debtor ineligible.

DD.02. Advance Rates/Advances.
         The Advance Rates to be used to calculate the collateral loan value shall be: (a) Accounts. The Advance Rate shall be 70% of the Eligible Accounts.
(b) Inventory. The Advance Rate shall be % of the Eligible Inventory. Inventory values will not exceed the lower of cost or market and, if applicable, will be reduced by the LIFO reserve. The total loan advance against Eligible Inventory shall not exceed $.
         (c) Advances. (check one)
                  All at times during the course of the Loan, Borrowers shall maintain the Advance Rate. Borrowers shall submit a completed Loan Base Report to Bank at least once per month so long as any obligations are outstanding under the Loan Agreement.

                    Bank agrees to make Advances under the Line of Credit automatically, without any request by Borrower, upon the presentment of items drawn against the Borrower's Checking account, provided the Borrowing Base is sufficient to cover such Advances. Borrower shall submit a completed Loan Base Report to Bank at least once per week so long as any obligations to Bank are outstanding. It is further provided that Borrower releases the Bank from any liability or obligation for and agrees to indemnify and hold the Bank harmless from and against any loss, cost, damage or expense (including the Bank's reasonable attorneys' fees) incurred or suffered as a result of the payment by the Bank of any item drawn against the Borrower's checking account that is subsequently determined to have been improperly paid for any reason, except for the gross negligence or willful misconduct of the Bank. Bank also reserves the right, in its sole discretion, to discontinue the automatic payment of items presented to the Bank, and to require written or oral advance requests to be made by the Borrower.

DD.03. Ineligible Accounts. Ineligible Accounts shall include the following:

(a) Accounts aged more than ninety (90) days from the original invoice date. (b) Those Accounts which are Contra Accounts. (c) Those Accounts subject to the Cross Age Rule.
(d) Inter-company Accounts. (e) Foreign Accounts.
(f) Accounts representing Bill and Hold arrangements.
(g) Any Accounts due from any branch or agency of the Federal Government for which the proper Assignment of Claims form and Notice of Assignment form have not been fully executed. (h) Any Accounts due from any government agency which, by contract from agency, precludes and/or prohibits the assignment of those Accounts to a third party.
(i) Any Accounts which, at the discretion of the Bank, are deemed doubtful for collection for any reason to include, but not be limited to, disputes, returns, and legal proceedings, whether in process or pending.

DD.04. Ineligible Inventory . Ineligible Inventory shall include the following:

(a) Goods not legally owned by the Borrower, to include, but not be limited to goods on consignment from any supplier, vendor, and/or individual(s), goods on demonstration and/or for trial. (b) Goods not in new and/or salable condition to include, but not limited to damaged goods, goods used by Borrower and/or potential buyers, goods with missing components/parts and not in a whole condition. (c) Goods which have been held by the Borrower for sale or lease more than months without being sold and/or leased. (d) Goods representing work-in-process.
(e) Goods deemed by the Bank, at its discretion, to cause and/or represent unusual danger to the health and/or safety of individual(s) and/or the environment. (f) Any goods held for sale and/or lease which violate any laws of the city, county, or state where the goods are stored, or any federal law in effect.
(g) Goods of which the Borrower is the legal owner but which are being stored and/or housed at a location other than the place of business of the Borrower.
(h) Any goods deemed otherwise ineligible by Bank at its discretion.

DD.05. Collections of Accounts and Disbursement of Collections. (Check if applicable)
         (a) Borrower shall notify, or cause to be notified, all Account Debtors to forward all remittances the Bank, in accordance with the Wholesale/Retail Lockbox Agreement by and between the Bank and Borrower.
         (b) Borrower agrees that all collections shall, in accordance with the Asset-Based Sweep Service Agreement, be applied directly to the then outstanding principal balance on the loan.

DD.06. Reporting. (Check if applicable)
     Borrower shall forward the following reports to Bank at 1901 Assembly Street, Columbia South Carolina 29201 Attn: H.R. Armstrong, Jr. on the 10th day of each month, or the next business day following.

(a) Loan Base Report.
(b) Accounts and Aging Report.
     (c ) Inventory Report showing description of goods, quantities, and values.
                  (d) Accounts Payable Aging Report. (e) Balance sheet of Borrower.
                  (f) Borrower shall forward to Bank any of these reports at such other times as Bank may them and/or any other report(s) deemed necessary by the Bank in its discretion to properly monitor and manage collateral pledged for the loan.

DD.07. Fees.
(a) Borrowers shall pay to the Bank the sum of $0.00 per beginning on as a fee for the use of Bank's Asset-Based Lending Service. (b) Borrowers shall pay to Bank as reimbursement for expense(s) incurred in the proper monitoring and management of the Accounts and Inventory by the Bank any unusual expense(s) such as, but not limited to, travel expense(s), specialized equipment needed to count and/or value goods pledged as collateral to Bank, the use of outside firms to perform On-Site Asset-Based Lending Collateral Reviews/Examinations as deemed necessary by Bank to properly manage/monitor collateral, with said reimbursement being represented by receipts and/or listing of expense(s) submitted to the Borrowers by Bank along with the Bank's invoice for payment/reimbursement.

This agreement is made and entered into for the sole protection and benefit of Bank and Borrowers, their successors and assigns, and no third person or persons shall have any right(s) to action hereon.

IN WITNESS WHEREOF, Borrowers and Bank have executed this Schedule "DD" as of this date and have adopted as their respective seal the "seal" appearing beside or near their signatures below.


WITNESS:                                                   UCI MEDICAL AFFILIATES, INC.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           UCI MEDICAL AFFILIATES OF GEORGIA, INC.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           DOCTOR'S CARE, P.A.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           DOCTOR'S CARE OF GEORGIA, P.C.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary


                                                           DOCTOR'S CARE OF TENNESSEE, P.C.

/s/ Karla J. Celentano                                     /s/ Jerry F. Wells, Jr.
----------------------                                     -----------------------
/s/ Susan L. Rowe                                          By:  Jerry F. Wells, Jr., CPA
-----------------
                                                           Its: Secretary

                                                           BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA

___________________________________                        /s/ H.B. Armstrong, Jr.
                                                           -----------------------
                                                           By: H.B. Armstrong, Jr.
___________________________________                        Its: Senior Vice President